Exhibit 5.5

November 26, 2013

Education Management Corporation

210 Sixth Avenue, 33rd Floor

Pittsburgh, Pennsylvania 15222

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to AITN Restaurant, Inc., a Tennessee corporation (the “Tennessee Guarantor”), and are furnishing this opinion letter in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by Education Management Corporation, a Pennsylvania corporation (the “Company”), and each of the Company’s subsidiaries identified as a “Co-Registrant” or an “Additional Registrant” on the cover page of the Registration Statement, including the Tennessee Guarantor (each a “Guarantor” and collectively, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 26, 2013. The Registration Statement relates to the potential offer and sale, from time to time, of securities of the Company (collectively, the “Securities”) as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), which may include: (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) shares of one or more series of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”); (iii) one or more series of the Company’s unsecured senior or subordinated debt securities (“Debt Securities”); (iv) guarantees of the Debt Securities by one or more of the Guarantors (the “Guarantees”); (v) depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”) deposited with a depositary and evidenced by depositary receipts; (vi) warrants for the purchase of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Units (as defined below) or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing; (vii) purchase contracts for the purchase or sale of debt or equity securities of the Company or securities of third parties, or a combination thereof; and (viii) units consisting of one or more of the securities referenced in (i) through (vii) above (“Units”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) a certified copy of the Charter of the Tennessee Guarantor, as filed with the Tennessee Secretary of State on March 20, 2008 (the “Charter”), and a certified copy of the current bylaws of the Tennessee Guarantor (the “Bylaws”);

(b) a certified copy of certain resolutions of the Board of Directors of the Tennessee Guarantor adopted on November 21, 2013;

(c) a Certificate of Existence from the Tennessee Secretary of State, dated November 7, 2013, attesting to the “good standing” of the Tennessee Guarantor in such jurisdiction (the “Certificate of Existence”);

Education Management Corporation

November 26, 2013

(d) the form of Indenture filed as an exhibit to the Registration Statement pursuant to which the Debt Securities and Guarantees, if any, are to be issued from time to time (the “Indenture”); and

(e) the Registration Statement.

In addition, we have examined such other documents, agreements, and certificates as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In rendering the opinions set forth below, we have, with your consent, relied only upon examination of the documents described above and have made no independent verification or investigation of the factual matters set forth herein. We did not participate in the negotiation or preparation of the Indenture and have not advised the Company or the Guarantors with respect to such documents or transactions contemplated thereby.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. Additionally, we have assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (each, a “Board Action”) and in accordance with the Company’s articles of incorporation, the Company’s bylaws and applicable law, (ii) any Debt Securities will be issued pursuant to the Indenture or any supplemental indenture thereto, (iii) any Debt Securities will be duly established by the Indenture or any supplemental indenture thereto, (iv) any Debt Securities will be duly authorized and established by applicable Board Action and duly authenticated by the trustee under such Indenture, and (v) any Debt Securities will be duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the Indenture and any applicable supplemental indenture thereto and, as contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement.

As to all questions of fact material to this opinion letter that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors and have assumed that such matters remain true and correct through the date hereof.

Based on the foregoing, and subject to the limitations stated herein, we are of the opinion that:

1. Based solely on the Certificate of Existence, the Tennessee Guarantor is a corporation validly existing and in good standing under the laws of the State of Tennessee.

2. When (i) the issuance and terms of any Guarantees by the Tennessee Guarantor and the terms of the offering thereof have been (A) duly established in conformity with the Indenture or any supplemental indenture thereto, so as not to violate applicable law, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on the Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantor and (B) duly authorized by proper action of the Board of Directors of the Tennessee Guarantor and in accordance with the Charter and the Bylaws, and (ii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the Indenture and any supplemental indenture thereto and issued and

Education Management Corporation

November 26, 2013

sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, the Tennessee Guarantor will have the corporate power and authority to execute, deliver and perform all of its obligations under the Indenture and the Guarantees and will have taken the required steps to authorize the execution and delivery of the Indenture and the Guarantees under the laws of the State of Tennessee.

The foregoing opinion is limited to matters arising under the laws of the State of Tennessee as in effect on the date hereof. We express no opinion as to: (a) the enforceability of the Indenture, any supplemental indenture thereto or the Guarantees in accordance with their terms except to opine as to the authority of the Tennessee Guarantor to enter into such document, as specifically provided herein; or (b) the application of federal or state securities law to the transactions contemplated in the Indenture, any supplemental indenture thereto or the Registration Statement.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm Morgan, Lewis & Bockius LLP in and in connection with the legal opinion provided by that law firm that is included as Exhibit 5.1 to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as Exhibit 5.5 to the Registration Statement and to the use of our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Waller Lansden Dortch & Davis, LLP